SILVER BAY REALTY TRUST CORP. S e c o n d Q u a r t e r 2 0 1 4 I n v e s t o r P r e s e n t a t i o n

2 S A F E H A R B O R S T A T E M E N T F O R W A R D - L O O K I N G S T A T E M E N T S This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include: adverse economic or real estate developments in Silver Bay’s markets; a break in historical correlative link between rental rates and home price appreciation; a shift in consumer preferences away from single-family rental homes; a lack of growth in home prices; defaults on, early terminations of or non-renewal of leases by residents; difficulties in identifying properties to acquire and completing acquisitions; increased time and/or expense to gain possession and renovate properties; increased vacancy, resident turnover, or turnover costs; Silver Bay’s ability to control or reduce operating expenses, including repairs and maintenance expense and other costs such as real estate taxes, homeowners’ association fees, insurance and other costs outside the Company’s control; Silver Bay’s ability to successfully operate its properties; Silver Bay’s ability to increase rental rates whether due to market forces, resident dissatisfaction or otherwise; Silver Bay’s ability to identify and acquire additional single family properties meeting its investment criteria; Silver Bay’s ability to obtain financing arrangements; Silver Bay’s ability to meet the conditions to draw under its credit facility to fund its acquisitions; attainment of stockholder approval of the internalization transaction; Silver Bay’s ability to successfully manage integration of Silver Bay’s external manager into the Company; general volatility of the markets in which it participates; interest rates and the market value of Silver Bay’s assets; the impact of changes in governmental regulations, tax law and rates, and similar matters. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

SILVER BAY REALTY TRUST CORP.



Ticker	NYSE: SBY
Indices	MSCI U.S. REIT Index, Russell Small-Cap 2000 Index, and Russell Small Cap Completeness Index
Board	Board with broad public company and real estate experience
Management	Seasoned team with extensive public company and investing knowledge as well as single-family residential and real estate experience
Objective	Focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation
Capital	Completed $312 million securitization with effective blended interest rate of LIBOR plus 192 basis points in addition to $200 million credit facility

- First publicly traded single-family residential REIT formed in 2012
- Mission of bringing institutional excellence to the single-family rental market
- Capitalize on generational opportunity created by dislocations in U.S. housing market
  - Acquire single-family properties at significant discount to replacement cost
  - Focus on markets with strong demographic and macroeconomic indicators
  - Satisfy growing demand for high quality home rentals
- Diversified portfolio of more than 6,075(1) single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio and Texas

(1) As of August 1, 2014, Silver Bay owned a portfolio of approximately 6,075 single-family properties.

SILVERBAY Realty Trust Corp.

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4 S I N G L E - F A M I L Y R E N T A L I N V E S T M E N T O P P O R T U N I T Y

5 -8% -6% -4% -2% 0% 2% 4% 6% 8% -25% -20% -15% -10% -5% 0% 5% 10% 15% HOME PRICES LISTING RENTS LAGGED 12 MONTHS - RIGHT AXIS -10% 10% 30% 50% 70% 90% 110% 130% 150% NATIONAL Atlanta Phoenix Tampa TOTAL RETURN OPPORTUNITY COMBINING CAPITAL APPRECIATION AND RENTAL YIELD  Prices in Silver Bay’s markets remain well below peak levels despite the recent recovery  Pricing in many Silver Bay markets at or below levels seen more than a decade ago in light of household growth and limited new supply over the last six years  Attractive environment to continue acquiring in select markets at levels below replacement cost CAPITAL APPRECIATION POTENTIAL NATIONAL PEAK TO TROUGH(2) -29% PAST TWELVE MONTHS 8% (1) Source: CoreLogic. (2) Peak refers to highest historical home prices in a particular market. Trough refers to lowest home prices in a particular market since the peak. U.S. HOUSING PRICES(1) YEAR- OVER- YEAR CHANGE YEAR-OVER-YEAR CHANGE, 12 MONTH LAG CORRELATION BETWEEN HOME PRICES AND RENTS(1)  Multiple factors contributing to strong rental demand for single-family properties  Availability of single-family rental properties with attractive gross yield profiles  High correlation between rental rates and HPA over time suggests future rent growth as home prices put upward pressure on rents RENTAL YIELD

THE SHIFT TOWARDS RENTING

- Decline in homeownership has created more renter households
- Single-family rentals are preferred by people who have lost their homes to foreclosure in order to maintain the same lifestyle, neighborhood, schools and proximity
- Student loan debt and amount of debt per household has increased, reducing appetite for additional long term debt obligations such as a mortgage
- Need for increased flexibility in more uncertain economy
- Fewer hassles related to maintaining a property such as repairs and maintenance costs

HOMEOWNERSHIP RATE(1)



70%
69%
68%
67%
66%
65%
64%
63%
62%
61%
60%
59%
69%
65%
1965
1967
1969
1971
1973
1975
1977
1979
1981
1983
1985
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007
2009
2011
2013

2014 MACARTHUR FOUNDATION HOUSING SURVEY(2)

Compared with 20 or 30 years ago, renting a home after age 30 is:



72%
Much more likely 43%
22%
Much less 9%
More likely to occur today
Less likely to occur today

Compared with 20 or 30 years ago, how likely is it for families today to build equity and wealth through homeownership?



64%
Somewhat less 32%
Much less 32%
30%
Somewhat more 20%
Much more 10%
More likely today
Less likely today

SILVERBAY Realty Trust Corp.

(1) Source: U.S. Census Bureau.
(2) Based on information contained in a press release issued by the MacArthur Foundation on April 3, 2013 available at: http://www.macfound.org/press/press-releases/how-housing-matters-survey-finds-american-attitudes-transformed-housing-crisis-changes-lifestyle/ and used under the Creative Commons license available at: http://creativecommons.org/licenses/by-nc/4.0/legalcode.

6

7 MACROECONOMIC AND DEMOGRAPHIC INDICATORS SUPPORT LONG-TERM DEMAND IN SILVER BAY MARKETS 6.0 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 19 59 19 64 19 69 19 74 19 79 19 8 4 19 8 9 19 94 19 99 20 0 4 20 0 9 20 14  Muted single-family starts  Obsolescence of older housing stock  Lower supply of existing homes on market  Rising home prices  Improving job growth  Declining homeownership rate  Increase in household formation  Credit availability continues to be tight  Shift in preference towards renting LONG-TERM DEMAND FOR SINGLE-FAMILY RENTAL HOMES SINGLE-FAMILY STARTS (IN MILLIONS)(1) MONTHLY SUPPLY OF HOMES(2) (1) Source: Moody’s. (2) Source: FRED, Federal Reserve Economic Data, Federal Reserve Bank of St. Louis: Monthly Supply of Homes in the United States; U.S. Department of Commerce: Census Bureau; http://research.stlouisfed.org/fred2/series/MSACSR; accessed September 9, 2014. LIMITED HOUSING SUPPLY INCREASING DEMAND

8 A D V A N T A G E S O F S I N G L E - F A M I L Y M O D E L  Institutional ownership estimated to be 2-3% of single- family rental sector(1). Opportunity to capture market share from non-institutional operators.  Typical single-family residents are families who choose homes based on neighborhood safety, proximity to employment centers and quality of local schools − Lower turnover proving to be a characteristic of single- family rentals as families put down roots and are less inclined to move  Potential for future rental increases − Residents less likely to leave schools and neighborhoods in which they have established a home − Higher relative moving costs compared to apartment living − Rising costs of home ownership − High resident income-to-rent ratios can support rental increases without significant resident income growth Q2 – 2014 ANNUALIZED TURNOVER(3) 32% 57% 0% 10% 20% 30% 40% 50% 60% SBY Multi-family REITs Q2 – 2014 STABILIZED OCCUPANCY(2) 95% 95% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% SBY Multi-family REITs (1) Sources: Based on estimates of Silver Bay and its external manager, PRCM Real Estate Advisers LLC. (2) Multi-family REITS that publish stabilized or same-store occupancy and were used in the calculation of this average include AEC, AIV, AVB, CPT, EQR, ESS, HME, MAA, PPS, UDR, ACC and CCG. Source: Company filings. (3) Multi-family REITS that publish annualized turnover and were used in the calculation of this average include AVB, EQR, MAA and PPS. Source: Company filings.

9 WHY SILVER BAY?

10 COMMITMENT TO DELIVERING STOCKHOLDER VALUE (1) NOI and Estimated NAV are non-GAAP financial measures. Non-GAAP reconciliations of these measures are included in the appendix. Estimated NAV per share of $20.95 does not reflect the impact of the management internalization, which we anticipate will dilute Estimated NAV by approximately $1.15-$1.30 per share.  Disciplined approach to acquisitions is paramount to delivering attractive total returns  Acquiring homes at a discount and with compelling rental yields  Portfolio of homes located in the most desirable demographic markets  Seasoned management team and institutional-grade infrastructure with a significant focus on technology to drive efficiencies STRONG INDUSTRY FUNDAMENTALS POSITIONED TO DELIVER ATTRACTIVE RETURNS  Large asset class with very small institutional presence  Macroeconomic and demographic trends support long-term industry outlook  Historically low net additions to housing stock with rising demand  Historical correlation between home price appreciation and rental growth  Current capacity for asset growth combined with gains in occupancy and NOI(1) margins to increase cash flow  Announced agreement to internalize management structure which should result in increased Core FFO beginning in the fourth quarter of 2014  Completed securitization provides for reduced financing costs and capital structure optimization to increase ROE  Commitment to increasing cash distributions to stockholders  Compelling valuation based on Estimated NAV(1) of $20.95 per share as of the second quarter of 2014 SILVER BAY COMPETITIVE ADVANTAGE

11  Announced agreement to internalize management structure, which is expected to benefit Core FFO upon completion  Completed $312 million securitization transaction with blended effective interest rate of LIBOR plus 192 basis points, which resulted in substantial reduction in cost of debt  Internalized property management in Tampa and Columbus, bringing the percent of internally-managed homes to 65% of the portfolio SILVER BAY WELL POSITIONED FOR CASH FLOW GROWTH (1) NOI, Estimated NAV and Core FFO are non-GAAP financial measures. Non-GAAP reconciliations of these measures are included in the appendix. (2) Annualized dividend yield calculated by dividing annualized third quarter 2014 dividend of $0.04 by the closing share price on September 5, 2014 of $16.79. RECENT STRATEGIC ACCOMPLISHMENTS  Achieved six consecutive quarters of revenue, NOI and Core FFO(1) growth  Announced second dividend increase in 2014 to $0.04 per share, or 1% dividend yield(2)  Experienced continued portfolio appreciation, reporting Q2-2014 Estimated NAV(2) of $20.95 per share  Continued to maintain stabilized portfolio occupancy in the mid-90s STRONG FINANCIAL AND OPERATING RESULTS 2014 BUSINESS INITIATIVES  Continued growth through disciplined acquisitions to increase revenue, enable further scale efficiencies and leverage G&A  Focus on NOI margin expansion by enhancing operational efficiency and leveraging centralized property management functions  Enhance revenue growth by achieving 3.0% rent increases on a same property basis

FOCUS ON FUTURE CASH FLOW GENERATION

FINANCIAL OVERVIEW ($K EXCEPT FOR PER SHARE DATA)	JUNE 30, 2014	MARCH 31, 2014
Total Revenue	$19,152	$18,131
Property Operating Expenses	$9,494	$8,908
Net Operating Income[1]	$9,658	$9,223
NOI Margin	50.4%	50.9%
Core Funds from Operations[1]	$2,973	$2,656
Core FFO per Common Share[1]	$0.08	$0.06
Investments in Real Estate	$830,194	$795,881
Total Assets	$889,613	$865,313
Outstanding Borrowings Under Securitization and Credit Facility[2]	$224,560	$198,475
Total Liabilities	$244,539	$214,217

KEY DRIVERS OF FFO EXPANSION

- Completion of management internalization; expected to reduced expense in the combined G&A and advisory management expense categories
- Benefit from lower cost of debt as a result of completed securitization
- Continue to acquire single-family homes to enable further scale efficiencies
- Target 2014 rent growth of 3.0% on a same property basis
- Enhance operational efficiency to continue to improve NOI margin

TOTAL REVENUE
($ IN MILLIONS)



$7.7
$10.7
$14.5
$16.7
$18.1
$19.2
Q1 - 2013
Q2 - 2013
Q3 - 2013
Q4 - 2013
Q1 - 2014
Q2 - 2014

NET OPERATING INCOME[1]
($ IN MILLIONS)



$2.2
$3.7
$5.6
$8.3
$9.2
$9.7
Q1 - 2013
Q2 - 2013
Q3 - 2013
Q4 - 2013
Q1 - 2014
Q2 - 2014

CORE FUNDS FROM OPERATIONS[1]
($ IN MILLIONS)



$(2.2)
$(1.2)
$0.5
$2.0
$2.7
$3.0
Q1 - 2013
Q2 - 2013
Q3 - 2013
Q4 - 2013
Q1 - 2014
Q2 - 2014

(1) NOI and Core FFO are non-GAAP financial measures. The non-GAAP reconciliations of these measures are included in the appendix.
(2) On August 12, 2014, the Company completed a $312 million securitization transaction with a blended effective interest rate of LIBOR plus 192 basis points. Subsequent to closing, the Company used the proceeds from the securitization to pay down the balance on the Company's credit facility and reduced the size of the credit facility to $200 million.

SILVERBAY Realty Trust Corp.
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13 I N S T I T U T I O N A L I N F R A S T R U C T U R E A N D D I V E R S I F I E D P O R T F O L I O As of June 30, 2014 AS OF JUNE 30, 2014 95% STABILIZED OCCUPANCY DENOTES SILVER BAY OFFICE NORTHERN CA 6% SOUTHERN CA 3% LAS VEGAS 5% PHOENIX 24% TUCSON 3% DALLAS 5% HOUSTON 2% SOUTHEAST FLORIDA 4% TAMPA 16% ORLANDO 4% JACKSONVILLE 4% ATLANTA 17% CHARLOTTE 2% COLUMBUS 5% MINNETONKA CORPORATE HEADQUARTERS AZ 27% FL 28% GA 17% CA 9% TX 7% Other 12% PROPERTIES BY STATE(1) PROPERTIES BY MARKET (1) ‘‘Other’ category consists of properties within the following states: Nevada, Ohio and North Carolina.

14 $139 $159 $179 $199 $219 $239 BUYING BELOW REPLACEMENT COSTS SUGGESTS LONG-TERM APPRECIAT ION POTENTIAL (1) (1) The information presented in this chart represents illustrative appreciation for residential real properties and assumes that property prices in each scenario revert to replacement cost. The estimated increases in property values and the related returns are provided for illustrative purposes only and do not represent Silver Bay’s actual or predicted future performance. You should not rely on this information as actual results may differ materially. Amounts as of June 30, 2014. (2) Estimated current replacement cost is calculated by utilizing the National Association of Home Builders’, or NAHB, 2013 total construction cost and average property square foot to estimate average construction cost per square foot. This estimate, in addition to NAHB’s average finished lot cost, is applied to Silver Bay’s portfolio of single-family homes. SBY AVERAGE COST BASIS PER HOME $139K SBY ESTIMATED PORTFOLIO VALUE PER HOME $161K ESTIMATED CURRENT REPLACEMENT COST(2) ~$209K ESTIMATED 5-YEAR REPLACEMENT COST ASSUMES 2.5% INFLATION ~$236K

15 COMPLETED SECURITIZATION TRANSACTION CLASS OF CERTIFICATES INITIAL CERTIFICATE BALANCE PASS-THROUGH RATE Class A $147,746,000 LIBOR + 1.00% Class B $37,681,000 LIBOR + 1.45% Class C $32,978,000 LIBOR + 2.05% Class D $30,423,000 LIBOR + 2.50% Class E $17,148,000 LIBOR + 3.25% Class F $46,691,000 LIBOR + 3.55% TOTAL $312,667,000 LIBOR + 1.92% blended effective interest rate SIZE $ 312.667 million LOAN TO VALUE 65% LOAN TO COST 76% RATE LIBOR + 1.92% blended effective interest rate CLOSING DATE August 12, 2014  Loan secured by 3,089 single-family properties  Intended to reduce the Company's cost of capital over the long term and provide funds for additional acquisitions of single-family properties and other general corporate purposes − Used securitization proceeds to pay down the balance of the Company’s existing credit facility − Plans to re-lever $200 million credit facility to fund additional acquisitions and for other general business purposes  Will help increase overall stockholder value through a lower cost of funds and improved cash flow  Expects securitization to result in considerable savings to the Company’s interest costs over the long run; may consider additional transactions in the future

16 O P E R AT I O N S O V E R V I E W

BUSINESS OBJECTIVES

OBJECTIVES:

- *Provide high quality rental homes with best-in-class customer service to create a long-term sustainable business*
- *Achieve attractive total return combining capital appreciation with rental cash flow yields*

ACQUISITIONS

- Disciplined growth through rigorous asset selection
- Dedicated focus on properties exhibiting attractive total return profile
- Selection of high-quality homes in resident preferred locations

RENOVATIONS

- High-quality up-front initial renovations to minimize future ongoing maintenance expenses
- Standardized fit and finish maximizes longevity and cost savings as well as resident satisfaction

PROPERTY MANAGEMENT

- Rigorous resident screening process ensures quality residents with increased likelihood of long term tenancy
- Excellence in customer service to provide resident satisfaction and establish lasting relationships

ACHIEVE EFFICIENCIES

- Expand operating platform and capture efficiencies of scale
- Establish brand as preferred manager within single-family rental community
- Leverage G&A, reduce per unit operating expenses and lower cost of capital

SILVERBAY Realty Trust Corp.
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18 ACQUISITION STRATEGY AND ASSET SELECTION PROCESS TARGETED MSA EVALUATION NEIGHBORHOOD EVALUATION RIGOROUS PROPERTY DILIGENCE AND ASSESSMENT RENOVATION ASSESSMENT COMPREHENSIVE RENTAL AND RESIDENT EVALUATION  Macroeconomic and demographic factors including population growth, unemployment and median income  Analyze a variety of local market trends  Supply of available assets at discount to replacement cost  Physical visits to properties − Comprehensive on-site assessment for broker and bulk sourced properties − Drive-by inspection for auction sourced properties  Review title  Vintage and location; price vs. estimated replacement costs  Property and home characteristics that are suitable for rental  Proximity to key employment centers and other properties in portfolio, ease of transportation and commute, school districts, and low crime neighborhoods, etc.  Renovation required vs. acquisition price  Focus on attractive risk-adjusted net rental yields and minimizing future maintenance  Assessment of rental rates and potential resident pool availability − Collaborative effort with local partners − Leverage public databases and exclusive relationships − Rental growth assumption not reflected in underwriting − Assumption to own property for indefinite period of time  Comprehensive initial renovation assumption  Annual repairs reflects full property life cycle  Estimates of time to stabilize and vacancy cost

RENOVATIONS


BEFORE

AFTER

EXTERIOR WORK MAY INCLUDE:

- Landscaping and yard cleanup
- Paint or exterior wash
- Driveway cleaning
- Roof replacement, if necessary


BEFORE

AFTER

INTERIOR RENOVATION MAY INCLUDE:

- New carpet or refinished flooring
- Paint all interior walls including molding and trim
- All mechanical systems in the house are inspected and repaired or replaced, if necessary
- Safety items (smoke detectors, GFCI outlets, etc.) are in good working order or replaced/ installed


BEFORE

AFTER

KITCHEN RENOVATION MAY INCLUDE:

- New appliance package
- Cabinet refresh, including new hardware or total cabinet replacement, if needed
- New flooring
- New light fixtures

SILVERBAY Realty Trust Corp.
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20  Local market knowledge and MLS broker relationships help drive leasing process  Yard signage displayed once a property nears renovation completion to start driving traffic  Web presence includes featured listing relationships with major online listing services  Focus on establishing and growing Silver Bay’s brand through increased advertising presence  Standardization of renovations and amenities aimed at attracting prospective residents to an institutional grade rental home  Silver Bay Management website is updated on an ongoing basis and refined for ease of users  Existing satisfied residents are encouraged to provide referrals RESIDENT CENTRIC PROPERTY MANAGEMENT(1) MARKETING LEASING  Prospective residents are directed to a national call center (locally in third-party markets) to schedule showings for homes that best meet their needs  Online rental application process for resident convenience and increased processing speed  Resident screening process critical to reducing evictions, future turnover and associated costs and includes a review of a prospect’s credit, criminal background, residential history and verification of minimum income of 3x the monthly rent  Managers submit renewal correspondence to quality residents at least 60 days prior to their lease expiration  By keeping these types of residents in our properties, we are able to maximize occupancy, minimize turnover, and drive cash flow generation (1) Representative of marketing and leasing processes for Silver Bay internal markets. Third-party partners are contracted to adhere to Silver Bay corporate guidelines, which may be modified to conform to local market conventions.

SILVER BAY INTEGRATED BUSINESS SYSTEMS & DATA

ACQUISITIONS & PROJECT MANAGEMENT SYSTEM

- Custom cloud-based system managing acquisitions and projects (renovations/turns)
- Centralized monitoring on a real-time basis from mobile devices
- Fully secured between local markets and external partners
- Provides real-time reports at a property level across all markets and managers
- Oversight of acquisitions, project vendors, bids, timelines and expenses

PROPERTY MANAGEMENT SYSTEM

- Management of properties - stabilizing, move-ins/outs, turnovers, expenses/charges, etc.
- Integrated accounting automation
- Work Order Processing and Management
- Marketing
- Tenant Portal

CORPORATE ACCOUNTING SYSTEM

- Enterprise corporate accounting system
- All property management/accounting systems automatically feed into central corporate system
- Corporate GL and Fixed Asset Accounting

OTHER BUSINESS SYSTEMS

- Document & Workflow Management System
- HR Systems
- Automated Valuation Modeling
- Enterprise Reporting and Business Intelligence
- Litigation Tracking Application
- Centralized Help Desk and Call Center



Corporate Accounting
MONTHLY
Property Management
Third-Party
DAILY
Property Management
Internal
DAILY
Integration Hub
(SQL Server Integration Services)
Data Staging / Integration
Data Validation / Cleansing
DAILY
Data Warehouse
(SQL Server Analysis Services)
Consolidated Data
Reporting / Analytics
Reporting & Analytics
Data Exports
DAILY
Acquisitions and Stabilization
On Demand
AVM
DAILY
Other Business Systems

BUSINESS INTELLIGENCE AND REPORTING

- Full set of integrated data between all systems and business areas
- Self-service and ad hoc reporting capabilities
- Industry leading business intelligence and reporting technology platform

SILVERBAY
Realty Trust Corp.

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22 A P P E N D I X

CURRENT HOUSING MARKET ENVIRONMENT

MSA HOME PRICE APPRECIATION ("HPA")(1)
Source: CoreLogic as of June 2014

MARKET	HPA (Peak to Trough)(2)	HPA (Peak to Current)	HPA (Prior 12 months)	HPA (Prior 3 months)
Phoenix, AZ	-53%	-30%	7%	1%
Tucson, AZ	-43%	-31%	5%	2%
Northern CA(3)	-60%	-37%	21%	4%
Southern CA(4)	-53%	-31%	16%	3%
Jacksonville, FL	-41%	-29%	4%	4%
Orlando, FL	-55%	-37%	9%	2%
Southeast FL(5)	-53%	-36%	10%	6%
Tampa, FL	-48%	-34%	6%	4%
Atlanta, GA	-34%	-9%	10%	5%
Charlotte, NC	-17%	5%	6%	4%
Las Vegas, NV	-60%	-40%	11%	4%
Columbus, OH	-18%	-3%	7%	5%
Dallas, TX	-14%	8%	8%	3%
Houston, TX	-13%	14%	11%	5%
NATIONAL	**-29 %**	**-13 %**	**8 %**	**4 %**

- Home prices appreciated in all Silver Bay markets
  - Increases of 1-6% over the past three months
- Continue to see attractive pricing in select markets in Florida and Texas and in Atlanta, Georgia
- Acquisitions increased during second quarter
  - Acquired 244 properties primarily through MLS in the second quarter of 2014
  - MLS channel allows for comprehensive underwriting process, which includes a physical inspection of the property prior to purchase

(1) "MSA" means Metropolitan Statistical Areas, which is generally defined as one or more adjacent counties or county equivalents that have at least one urban core area of at least a 50,000-person population, plus adjacent territory that has a high degree of social and economic integration with the core as measured by commuting ties.
(2) Peak refers to highest historical home prices in a particular market prior to the start of the housing recovery. Trough refers to lowest home prices in a particular market since the peak.
(3) MSA used for Northern California is Vallejo-Fairfield, which most closely approximates the geographic area in which we purchase homes in Northern California. This MSA is comprised of Solano County and the most populous cities in the MSA are Vallejo, Fairfield, Vacaville, Suisun and Benicia.
(4) MSA used for Southern California is Riverside-San Bernardino-Ontario. This MSA is comprised of Riverside and San Bernardino Counties and the most populous cities in the MSA are Riverside, San Bernardino, Fontana and Moreno.
(5) MSA used for Southeast FL is Fort Lauderdale-Pompano Beach-Deerfield Beach, FL.

SILVERBAY Realty Trust Corp.
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PORTFOLIO OF SINGLE-FAMILY PROPERTIES

As of June 30, 2014

MARKET	NUMBER OF PROPERTIES(1)	AGGREGATE COST BASIS(2) (THOUSANDS)	AVERAGE COST BASIS PER PROPERTY (THOUSANDS)	AVERAGE AGE(3) (IN YEARS)	AVERAGE SQUARE FOOTAGE
Phoenix	1,424	$ 200,058	$ 140	25.2	1,636
Atlanta	1,040	129,864	125	17.7	2,006
Tampa	926	132,311	143	24.4	1,656
Northern CA(4)	384	72,161	188	45.4	1,401
Dallas	309	39,546	128	21.3	1,636
Las Vegas	290	40,984	141	17.7	1,719
Columbus	283	32,101	113	36.7	1,416
Orlando	268	39,099	146	26.1	1,616
Southeast FL(4)	241	46,785	194	38.7	1,584
Jacksonville	224	27,942	125	27.9	1,531
Tucson	209	17,252	83	41.0	1,330
Southern CA(4)	156	23,572	151	44.0	1,346
Charlotte	130	17,090	131	12.8	1,980
Houston	103	11,429	111	30.7	1,674
Totals	**5,987**	**$ 830,194**	**$ 139**	**26.6**	**1,665**

(1) Total properties exclude properties held for sale by the Company's taxable REIT subsidiary and any properties previously acquired in purchases that have been subsequently rescinded or vacated.
(2) Aggregate cost includes all capitalized costs, determined in accordance with U.S. generally accepted accounting principles, incurred through June 30, 2014 for the acquisition, stabilization, and significant post-stabilization renovation of properties, including land, building, possession costs and renovation costs. Aggregate cost includes $4.9 million in capital improvements, incurred from our formation through June 30, 2014, to properties that had been previously renovated, but does not include accumulated depreciation.
(3) As of June 30, 2014, approximately 14% of the properties in the combined portfolio were less than 10 years old, 29% were between 10 and 20 years old, 18% were between 20 and 30 years old, 18% were between 30 and 40 years old, 9% were between 40 and 50 years old, and 12% were more than 50 years old. Average age is an annual calculation.
(4) Northern California market currently consists of Contra Costa, Napa and Solano counties. Southeast Florida market currently consists of Miami-Dade, Broward and Palm Beach counties. Southern California market currently consists of Riverside and San Bernardino counties.

SILVERBAY Realty Trust Corp.
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PORTFOLIO SUMMARY OF LEASING STATUS OF PROPERTIES

As of June 30, 2014

MARKET	NUMBER OF PROPERTIES	NUMBER OF STABILIZED PROPERTIES(1)	PROPERTIES LEASED	PROPERTIES VACANT	AGGREGATE PORTFOLIO OCCUPANCY RATE	STABILIZED OCCUPANCY RATE	AVERAGE MONTHLY RENT(2)
Phoenix	1,424	1,424	1,364	60	95.8%	95.8%	$ 1,036
Atlanta	1,040	1,004	925	115	88.9%	92.1%	1,159
Tampa	926	925	871	55	94.1%	94.2%	1,233
Northern CA	384	384	374	10	97.4%	97.4%	1,503
Dallas	309	265	255	54	82.5%	96.2%	1,266
Las Vegas	290	290	282	8	97.2%	97.2%	1,145
Columbus	283	279	258	25	91.2%	92.5%	1,033
Orlando	268	225	222	46	82.8%	98.7%	1,237
Southeast FL	241	176	168	73	69.7%	95.5%	1,722
Jacksonville	224	153	143	81	63.8%	93.5%	1,110
Tucson	209	209	199	10	95.2%	95.2%	837
Southern CA	156	155	148	8	94.9%	95.5%	1,161
Charlotte	130	129	110	20	84.6%	85.3%	1,164
Houston	103	101	97	6	94.2%	96.0%	1,196
Totals	**5,987**	**5,719**	**5,416**	**571**	**90.5%**	**94.7%**	**$ 1,170**

(1) The Company considers a property stabilized at the earlier of (a) its first authorized occupancy or (b) 90 days after the renovations for such property are complete regardless of whether the property is leased. Properties acquired with in-place leases are considered stabilized even though such properties may require future renovation to meet our standards and may have existing residents who would not otherwise meet our resident screening requirements.

(2) Average monthly rent for leased properties was calculated as the average of the contracted monthly rent for all leased properties as of June 30, 2014 and reflects rent concessions amortized over the life of the related lease.

SILVERBAY Realty Trust Corp.

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26 ESTIMATED PORTFOLIO AND ESTIMATED NET ASSET VALUE Estimated Portfolio Value and Estimated NAV are non-GAAP financial measures. Silver Bay provides the Estimated Portfolio Value and Estimated NAV and believes such metrics are useful as additional tools for investors seeking to value the Company. These metrics should be considered along with other available information in valuing and assessing Silver Bay, including the Company’s GAAP financial measures or other cash flow or yield metrics and should not be viewed as a substitute for book value, net investments in real estate, equity, net income or cash flows from operations prepared in accordance with GAAP, or as a measure of the Company’s profitability or liquidity. A description of the Company’s AVM along with certain assumptions and limitations related to its AVM and its calculations of Estimated Portfolio Value and Estimated NAV can be found on the Company’s website at www.silverbayrealtytrustcorp.com in the Investor Relations section under the non-GAAP Reconciliations link. The following is a reconciliation of the Company’s investments in real estate to Estimate Portfolio Value and book value to Estimated NAV: (1) Per share amounts are based upon common shares outstanding of 38,474,325 as of June 30, 2014. (2) Difference between AVM derived value of the Company’s portfolio of properties of $966,477, which assumes all properties are fully renovated, and net investments in real estate. (3) Estimated renovation reserve is calculated on properties in the portfolio that are not currently stabilized and for which the initial renovation has not been completed. (4) Book value as defined by U.S. generally accepted accounting principles and represents total assets less total liabilities and less preferred stock in mezzanine or total equity. (AMOUNTS IN THOUSANDS OTHER THAN SHARE DATA) JUNE 30, 2014 AMOUNT PER SHARE(1) Investments in real estate, gross $ 830,194 $ 21.58 Accumulated depreciation (30,536) (0.79) Investments in real estate, net 799,658 20.79 Add: Increase in estimated fair market value of investments in real estate(2) 166,819 4.33 Less: Estimated Renovation Reserve(3) (4,708) (0.12) Estimated Portfolio Value $ 961,769 $ 25.00 Book value(4) $ 644,074 $ 16.74 Less: Investments in real estate, net (799,658) (20.79) Add: Estimated Portfolio Value 961,769 25.00 Estimated Net Asset Value $ 806,185 $ 20.95

NET OPERATING INCOME

Net operating income, or NOI, is a non-GAAP financial measure defined by the Company as total revenue less property operating and maintenance, real estate taxes, homeowners' association fees, property management expenses, and certain other non-cash or unrelated non-operating expenses. NOI excludes depreciation and amortization, advisory management fees, general and administrative expenses, interest expense, and other expenses. Additionally, NOI excludes the 5% property management fee because it more closely represents additional advisory management fee, non-cash share based property management stock compensation, expensed acquisition fees and costs, and certain other property management costs.

The Company considers NOI to be a meaningful financial measure, when considered with the financial statements determined in accordance with GAAP. The Company believes NOI is helpful to investors in understanding the core performance of the real estate operations of the Company.

The following is a reconciliation of the Company's NOI to net loss as determined in accordance with GAAP:

(AMOUNTS IN THOUSANDS)	THREE MONTHS ENDED JUNE 30, 2014		THREE MONTHS ENDED MARCH 31, 2014	
Net loss		$ (4,970)		$ (4,365)
Depreciation and amortization		6,228		6,145
Advisory management fee - affiliates		2,169		2,201
General and administrative		3,417		2,053
Interest expense		2,642		2,327
Other		(49)		411
Property operating and maintenance add back:				
Market ready costs prior to initial lease		55		89
Property management add backs:				
5% property management fee	$ 80		$ 111	
Acquisition fees and costs expensed	-		60	
System implementation costs	-		124	
Other	86		67	
Total property management add backs		166		362
Net operating income		$ 9,658		$ 9,223
Net operating income as a percentage of total revenue		50.4%		50.9%

SILVERBAY Realty Trust Corp.

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FUNDS FROM OPERATIONS AND CORE FUNDS FROM OPERATIONS

Funds From Operations, or FFO, is a non-GAAP financial measure that the Company believes, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding its performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciable assets. The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss), computed in accordance with GAAP, excluding gains or losses from sales of, and impairment losses recognized with respect to, depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated on the same basis to determine FFO. The Company calculates FFO attributable to common stockholders (diluted) by subtracting, if dilutive, redemption or repurchase related preferred stock issuance costs and dividends on preferred stock and adding back dividends/distributions on dilutive preferred securities and premiums or discounts on preferred stock redemptions or repurchases.

Core Funds From Operations, or Core FFO, is a non-GAAP financial measure that the Company uses as a supplemental measure of its performance. The Company believes that Core FFO is further helpful to investors as it provides a more consistent measurement of its performance across reporting periods by removing the impact of certain items that are not comparable from period to period. The Company adjusts FFO for expensed acquisition fees and costs, certain fees and expenses related to its ongoing securitization transaction, total non-cash share based stock compensation and certain other costs to arrive at Core FFO.

FFO and Core FFO should not be considered alternatives to net income (loss) or net cash flows from operating activities, as determined in accordance with GAAP, as indications of the Company's performance or as measures of liquidity. These non- GAAP measures are not necessarily indicative of cash available to fund future cash needs. In addition, although the Company uses these non-GAAP measures for comparability in assessing its performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other REITs. This is due in part to the differences in capitalization policies used by different companies and the significant effect these capitalization policies have on FFO and Core FFO. Real estate costs which are accounted for as capital improvements are added to the carrying value of the property and depreciated over time whereas real estate costs that are expenses are accounted for as a current period expense. This affects FFO and Core FFO because costs that are accounted for as expenses reduce FFO and Core FFO. Conversely, real estate costs associated with assets that are capitalized and then subsequently depreciated are added back to net income to calculate FFO and Core FFO.

The following table sets forth a reconciliation of the Company's net loss attributable to common stockholders as determined in accordance with GAAP and its calculations of FFO and Core FFO for the three months ended June 30, 2014 and March 31, 2014. Also presented is information regarding the weighted-average number of shares of our common stock outstanding used for the basic and diluted computation per share (amounts in thousands, except share and per-share amounts):

		THREE MONTHS ENDED JUNE 30, 2014		THREE MONTHS ENDED MARCH 31, 2014
Net loss attributable to common stockholders	$	(4,995)	$	(4,390)
Preferred distributions		25		25
Depreciation and amortization		6,228		6,145
Other		152		295
Funds from operations	$	1,410	$	2,075
Adjustments:				
Acquisition fees and costs expensed and other[1]	$	775	$	60
Securitization fees and costs expenses[2]		474		110
Non-cash stock compensation		259		198
Market ready costs to initial lease		55		89
System implementation costs		-		124
Core funds from operations		2,973		2,656
Weighted average common shares outstanding		38,465,803		38,542,728
FFO per common share – basic and diluted[3]	$	0.04	$	0.05
Core FFO per common share – basic and diluted[3]	$	0.08	$	0.06

(1) Includes a one-time expense in the three months ended June 30, 2014 to acquire the Company's third-party property manager in its Tampa market.
(2) Represents non-capitalizable costs related to our proposed asset securitization and other matters.
(3) FFO and Core FFO per common share – basic and diluted are calculated on a basis consistent with earnings (loss) per share, by removing the adjustment for preferred distributions.

SILVERBAY Realty Trust Corp.

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29 3300 FERNBROOK LANE NORTH | SUITE 210 | PLYMOUTH | MN | 55447 P: 952.358.4400 | E: INVES TO RS@ SILVERBAYMGMT.C OM